Exhibit 10.6

WARRANTS CONFIRMATION AMENDMENT AGREEMENT dated as of March 26, 2013 with respect to the Warrants Confirmation between Volcano Corporation and Goldman, Sachs & Co.

THIS WARRANTS CONFIRMATION AMENDMENT AGREEMENT (this “Agreement”) with respect to the Warrants Confirmation (as defined below) is made as of March 26, 2013 between Volcano Corporation (the “Company”) and Goldman, Sach & Co. (“Dealer”).
WHEREAS, the Company and Dealer entered into a Base Warrants Confirmation, dated as of December 4, 2012 (the “Warrants Confirmation”), pursuant to which the Company issued to Dealer warrants to purchase shares of common stock, par value $0.001 per share, of the Company;
WHEREAS, the Company and Dealer would like to correct the definition of “Shareholder Approval” set forth in Section 9(p) of the Warrants Confirmation;
NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:
1.     Amendment to Warrants Confirmation. The definition of “Shareholder Approval” in Section 9(p) of the Warrants Confirmation hereby replaced in its entirety by the following:

“Shareholder Approval” means approval from Company’s shareholders in accordance with the requirements of Rule 5635(d) of The Nasdaq Stock Market (or any successor thereto) for (x) the issuance pursuant to the Transaction of a number of Shares up to the Warrant Shares and (y) the issuance pursuant to any Other Warrant Confirmation of a number of Shares up to the “Warrant Shares”, as defined therein.

3.    Representations and Warranties of the Company. The Company represents and warrants to Dealer on the date hereof that:

(a) it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorise such execution, delivery and performance;

(b) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(c) all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(d) its obligations under this Agreement constitutes its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

4.    Representations and Warranties of Dealer. Dealer represents and warrants to the Company on the date hereof that:

(a) it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorise such execution, delivery and performance;

(b) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(c) all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(d) its obligations under this Agreement constitutes its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

5.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

6.    No Other Changes. Except as expressly set forth herein, all of the terms and conditions of the Warrants Confirmation shall remain in full force and effect and are hereby confirmed in all respects.

7.     Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

8.    No Reliance, etc. The Company hereby confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting, or regulatory consequences of this Agreement, that it has not relied on Dealer or its affiliates in any respect in connection therewith, and that it will not hold Dealer or its affiliates accountable for any such consequences.

IN WITNESS WHEREOF, the parties have executed this AGREEMENT the day and the year first above written.

VOLCANO CORPORATION

By:	/s/ Darin Lippoldt
Title:	Darin Lippoldt Senior Vice President, General Counsel & Corporate Secretary

GOLDMAN, SACHS & CO.
/s/ Daniel Kopper
Name: Daniel Kopper
Title: Vice President

[Signature Page to Base Amendment]